QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.43

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is entered into and effective this            day of November     , 2009 by and among SunTrust Bank ("Escrow Agent" or "Bank"), Rio Tinto Energy America Inc., a Delaware corporation ("RTEA"), and Cloud Peak Energy Resources LLC, a Delaware limited liability company ("CPE") (collectively the "Parties");

WHEREAS,

The Parties hereto desire for the Escrow Agent open an account (the "Escrow Account") into which CPE will deposit funds to be held and invested by the Escrow Agent in accordance with this agreement for the benefit of RTEA.

NOW, THEREFORE, in consideration of the premises herein, the parties hereto agree as follows:

I.     Terms and Conditions

  1.1.    The Parties hereby appoint the Bank as their Escrow Agent and the Bank hereby accepts its duties as provided herein.

  1.2    CPE shall remit funds to the Escrow Agent to be held by the Escrow Agent and invested as provided in this agreement for the benefit of RTEA.

  1.3.    Within two business days of receipt of written instructions, signed only by an authorized representative of RTEA (as identified in Exhibit A), the Escrow Agent shall disburse funds from the Escrow Account as provided in such written instructions, but only to the extent that funds are collected and available. Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall only release funds from the Escrow Account solely upon the written instructions of RTEA and shall take no instruction, nor comply with any request, from CPE or any other person or entity.

II.    Provisions as to Escrow Agent

  2.1.    This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent.

  2.2.    Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the Escrow Agreement or any part thereof, or of any person executing or depositing such subject matter.

  2.3.    This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this Escrow Account, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with Escrow Agent or the Escrow Agent may have knowledge thereof.

  2.4.    Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited therewith unless such notice is explicitly provided for in Escrow Agreement.

  2.5.    Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports, to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of Escrow Agreement and items amending the terms of the Escrow Agreement.

  2.6.    Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

  2.7.    In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other party, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and Escrow Agent shall have been notified thereof in writing signed by all such parties. Notwithstanding the preceding, Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of the State/Commonwealth of New York or of any political subdivision thereof, and Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The rights of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

  2.8.    Escrow Agent shall be indemnified and held harmless from anything which it may do or refrain from doing in connection herewith, or for any claims, demands or losses, or for any damages made or suffered by any party to this Escrow Agreement, excepting such as may arise through or be caused by Escrow Agent's willful misconduct or gross negligence.

  2.9.    In the event that any controversy should arise among the parties with respect to the Escrow Agreement or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

III.  Compensation of Escrow Agent

  3.1.    Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of services under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent's counsel). CPE binds and obligates itself to pay to Escrow Agent the compensation and reimbursement to which it is entitled and further agrees that Escrow Agent shall have a lien on the assets of the Escrow Account for payment of its fees and expense from the assets of the Escrow Account if they are not otherwise paid and without judicial action to foreclose the said lien. Escrow Agent's fee is as provided in Exhibit B to this agreement.

IV.    Miscellaneous

  4.1.    If money is a part of the subject matter of this Escrow Agreement, then Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given Escrow Agent credit for the funds.

  4.2.    If money is a part of the subject matter of this Escrow Agreement, said funds shall be invested as directed by RTEA in its sole discretion, who hereby directs the Escrow Agent to invest in one or more of the investments listed on Exhibit C. The investments made under this agreement are to be made by the Escrow Agent, as directed, and the Escrow Agent shall not be liable to any party for any loss incurred in connection with any such investment. The Escrow Agent shall make its best effort to invest funds on a timely basis upon receipt of such funds. However, the Escrow Agent shall not be liable for compensation to any party relate to funds which are held uninvested or funds which are not invested timely.

  4.3    The Escrow Agent shall provide monthly reports of transactions and holding to the Parties as of the end of each month, at the address provided by the Parties. The Escrow Agent shall not be responsible for providing any IRS tax reporting or any other tax reporting, including any 1099 tax reporting related to this Escrow Agreement.

  4.4.    Any notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party specified or when placed in the United States mail, registered or certified, with return receipt requested, postage prepaid and addressed as follows:

If to Escrow Agent:	SunTrust Bank Street Address City, State, Zip Code Phone: Fax #:
If to RTEA:	Rio Tinto Bernd Beyer Montreal, Canada Phone: Fax #:
With a copy to (which shall not constitute notice):
Legal Department Rio Tinto Services Inc. 4700 Daybreak Parkway South Jordan, Utah 84095 (801) 204-2000 Fax: (801) 204-2892

If to CPE:	Cloud Peak Energy Oscar Martinez VP and Treasurer 8051 E Maplewood Avenue, Building 4 Greenwood Village, CO 80111 Phone: (303) 713-5631 Fax #:
With a copy to (which shall not constitute notice):
Cloud Peak Energy Inc. General Counsel 505 S. Gillette Avenue Gillette, Wyoming 82716 (307) 687-6000 Fax: (307) 687-6059

  Any party may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party.

  4.5.    This Escrow Agreement is being made in and is intended to be construed according to the laws of the State of New York. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns. All representations, covenants, and indemnifications contained in this Agreement shall survive the termination of this Escrow Agreement.

  4.6.    The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the parties hereto.

  4.7.    If any provision of this agreement shall be held or deemed to be or shall in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

  4.8.    The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the parties hereto. Such resignation shall be effective not later than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor Escrow agent. This Escrow Agreement shall remain in full force and effect until such time as (x) the Escrow Agent resigns pursuant to this Section 4.8 or (y) RTEA notifies the Escrow Agent in writing that this Escrow Agreement has been terminated. Notwithstanding the provisions of this Section 4.8, on the date the Escrow Account balance is zero and all the fees of the Escrow Agent accrued and owing to such date have been paid in full, this Escrow Agreement shall automatically terminate and be of no further force and effect.

  4.9.    All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

  4.10.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Escrow Agreement by telecopy or by .pdf by electronic mail will be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed by electronic transmission, including by facsimile or electronic mail, by each Party hereto of a signed signature page hereof to the other Parties hereto.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.

SunTrust Bank, as Escrow Agent
By:

Title:

Rio Tinto Energy America Inc.
By:

Title:

Cloud Peak Energy Resources LLC
By:

Title:

QuickLinks

  Exhibit 10.43